                                                                      EXHIBIT 24




             [MIDWEST MEDICAL INSURANCE HOLDING COMPANY LETTERHEAD]




                                POWER OF ATTORNEY





I, __________________________________, do hereby constitute and appoint
David P. Bounk and Niles A. Cole, or either of them, my attorneys in fact for the purposes of signing in my name and on my behalf as a Director of Midwest Medical Insurance Holding Company, the filing of the annual 10K Form which provides additional information as required by the SEC.





Dated:  January_____, 2003 ____________________________________________

                                                                      EXHIBIT 24




             [MIDWEST MEDICAL INSURANCE HOLDING COMPANY LETTERHEAD]




                                POWER OF ATTORNEY





I, ________________________________, do hereby constitute and appoint David P. Bounk, my attorney in fact for the purposes of signing in my name and on my behalf as Director of Midwest Medical Insurance Holding Company, a registration statement on Form S-2 for the registration under the Securities Act of 1933, as amended, of Class C common stock of the Company and any and all amendments to said registration statement, and to deliver on my behalf said registration statement and any and all amendments thereto, as each thereof is so signed, for filing with the Securities and Exchange Commission.






Dated:  April _____, 2003  ________________________________________________